UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2008 (April 18, 2008)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2008, Gary L. Smith announced his decision to resign from his positions as Executive Vice President and Chief Financial Officer, and as a director, of International Textile Group, Inc. (the “Company”), effective as of May 31, 2008 (the “Resignation Date”). Mr. Smith, who is resigning to pursue other opportunities, played an integral role in the integration of the Company’s various acquisitions, its other strategic initiatives, and in the recently completed corporate realignment of the Company’s automotive safety businesses. Mr. Smith will continue to serve in his current positions, including as the Company’s principal financial officer, until May 31, 2008. In connection with his resignation, Mr. Smith entered into a Separation Agreement (the “Separation Agreement”) with the Company.

Pursuant to the Separation Agreement, Mr. Smith is entitled to receive (i) an amount equal to his current base compensation, together with a cash payment representing two times his average annual bonus payments for the last three fiscal years (less applicable withholding and other customary reductions), paid in various installments through May 31, 2010, and (ii) various additional amounts, including for his unused vacation days. In addition, all of Mr. Smith’s stock options and restricted stock awards will vest on the Resignation Date, and will remain subject to the terms and conditions of the Company’s equity incentive plans pursuant to which such grants were made, except for specified provisions requiring forfeiture in the event of certain terminations. In addition, Mr. Smith is entitled to continued participation in certain health, life insurance and other employee benefit programs through May 31, 2010.

The Separation Agreement contains customary (a) confidentiality obligations for Mr. Smith with respect to both Company and third-party confidential information, (b) non-compete and non-solicitation obligations for Mr. Smith through May 31, 2010, (c) protection of the Company’s intellectual property rights, and (d) ongoing cooperation and non-disparagement provisions. In connection with the execution of the Separation Agreement, each of the parties also executed a general release of claims in favor of the other party and certain of its affiliates and related parties, as the case may be.

Except as provided above, Mr. Smith is not entitled to receive any other payments from the Company related to the termination of his employment, including, without limitation, payments pursuant to the Employment Agreement, effective as of January 1, 2005, between Mr. Smith and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

	By:	/s/ Joseph L. Gorga
	Name:	Joseph L. Gorga
	Title:	President and Chief Executive Officer
Date: April 18, 2008